UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 23, 2026

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On October 23, 2026, Oaktree Acquisition Corp. III Life Sciences (“OAC”) issued 4,798,758 Class A ordinary shares, par value $0.0001 per share to Oaktree Acquisition Holdings III LS, LLC, a Cayman Islands limited liability company (the “Sponsor”) upon conversion (the “Conversion”) by the Sponsor of its 4,798,758 Class B ordinary shares, par value $0.0001 per. Following the Conversion, the Sponsor is holding 5,382,739 Class A ordinary shares (including 583,981 private placement shares included in the private placement units that the Sponsor purchased from OAC in connection with OAC’s initial public offering) and 1,000 Class B ordinary shares.

The 4,798,758 Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in OAC’s final prospectus for its initial public offering. The issuance of Class A ordinary shares upon the Conversion was not registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

Item 5.03	Amendments to Articles of Association or Bylaws; Change in Fiscal Year.

On October 23, 2026, OAC held an extraordinary general meeting in lieu of an annual meeting of its shareholders (the “Extension Meeting”), which was originally scheduled for October 16, 2026 and was postponed to October 23, 2026, as described in OAC’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2026 (as supplemented, the “Extension Proxy Statement”) and the additional definitive proxy materials filed with the SEC on October 16, 2026. At the Extension Meeting, OAC’s shareholders approved an amendment to OAC’s amended and restated memorandum and articles of association (the “Articles Amendment”) to extend the date (the “Termination Date”) by which OAC has to consummate a business combination (a “Business Combination”) from October 25, 2026 (the “Original Termination Date”) to November 25, 2026 (the “Articles Extension Date”) and to allow OAC, without another shareholder vote, to elect to further extend the Termination Date on a monthly basis after the Articles Extension Date, if requested by the Sponsor, for an aggregate extension period of up to seven months after the Original Termination Date, ending no later than May 25, 2027, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). On October 23, 2026, OAC filed the Articles Amendment with the Registrar of Companies of the Cayman Islands.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 23, 2026, OAC held the Extension Meeting to consider and vote upon the Extension Amendment Proposal and a proposal to adjourn the Extension Meeting to a later date or dates, if necessary or convenient (the “Adjournment Proposal”), each as more fully described in the Extension Proxy Statement. As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 13,958,831 Class A ordinary shares, $0.0001 par value, of OAC and 4,799,758 Class B ordinary shares, $0.0001 par value, of OAC held of record as of September 22, 2026 (the Class A ordinary shares and Class B ordinary shares voting together as one class), the record date for the Extension Meeting, entitled to vote at the Extension Meeting, were present in person or by proxy, representing approximately 76.3% of the voting power of OAC’s ordinary shares as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
17,956,072	802,517	0

The Adjournment Proposal

OAC solicited proxies in favor of the Adjournment Proposal, which would have given OAC authority to adjourn the Extension Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Amendment Proposal, this proposal was not voted upon at the Extension Meeting.

In connection with the vote to approve the Articles Amendment, the holders of 11,331,102 Class A ordinary shares, $0.0001 par value, of OAC issued as part of the units initially sold in OAC’s initial public offering (the “Public Shares”) properly exercised their right to redeem their Public Shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.805 per Public Share, for an aggregate redemption amount of approximately $122,435,287.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2026

OAKTREE ACQUISITION CORP. III LIFE SCIENCES

By:	/s/ Zaid Pardesi
Name:	Zaid Pardesi
Title:	Chief Executive Officer

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